Exhibit 10.2

2012 Executive Incentive Payment Plan

1.	Target Incentive Payment Amount

•	35% of annual base salary (Robert Ben, Gerald Laures and Sally Washlow)

•	25% of annual base salary (other participants)

2.	Criteria

Incentive payment amount tied to a targeted Cobra Electronics Corporation consolidated operating profit (“Operating Profit Target”) without regard to extraordinary or other nonrecurring or unusual items in accordance with generally accepted accounting principles unless the Compensation Committee determines that any such item shall not be disregarded (“Consolidated Operating Profit”).

3.	Payment Tiers

• Less than 21.2766% of Operating Profit Target	– 0% of target incentive payment amount

• 21.2766% or greater of Operating Profit Target but less than 42.5532%	– 10% of target incentive payment amount

• 42.5532% or greater of Operating Profit Target but less than 63.8298%	– 30% of target incentive payment amount

• 63.8298% or greater of Operating Profit Target but less than 100%	– 60% of target incentive payment amount

• 100% or greater of Operating Profit Target but less than 117.0213%	– 100% of target incentive payment amount

• 117.0213% or greater of Operating Profit Target	– 105% of target incentive payment amount

4.	Other Terms

•	Incentive payments will be processed with the next regularly scheduled payroll after the approval by the Board of Directors of 2012 audited consolidated results, but not later than March 15, 2013, subject to changes approved by the Compensation Committee

•	Consolidated Operating Profit will be calculated based on the Cobra Electronics Corporation consolidated results